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                                                                     EXHIBIT 8.2

                    [LETTERHEAD OF CAHILL GORDON & REINDEL]


                               February 23, 1998

Continental Homes Holding Corp.
7001 N. Scottsdale Road
Suite 2050
Scottsdale, Arizona  85253

Ladies and Gentlemen:

     We have acted as counsel to Continental Homes Holding Corp., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into D.R. Horton, Inc. a Delaware corporation ("Horton"), pursuant to the Agreement and Plan of Merger between the Company and Horton, dated as of December 18, 1997 (the "Merger Agreement"). Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement or, if not defined therein, in the Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") that is included in Amendment No. 1 to the Registration Statement on Form S-4 (the "Amended Registration Statement"), Registration No. 333-44279, covering the registration of DRHI Common Stock under the Securities Act of 1933, as amended (the "Act"), as filed by Horton with the Securities and Exchange Commission on February 23, 1998.